UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 31, 2023
Glatfelter Corporation
______________________________________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 Congress Street, Suite 600, Charlotte, North Carolina		28209

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code:		704 885-2555
(N/A)
______________________________________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GLT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05	Costs Associated With Exit or Disposal Activities.

On May 31, 2023, Glatfelter Corporation (the “Company”) announced that it is closing its Ober-Schmitten, Germany facility as part of the Company’s turnaround strategy that is aimed at improving the financial performance of the Company’s overall business. The Ober-Schmitten facility is comprised of approximately 180 employees. The Ober-Schmitten Economic Committee and Works Council were notified of the closure and negotiations regarding a compromise of interest and a social plan will begin immediately.

The Company is unable, as of the date of this filing, to make a good faith determination of an estimate of (1) the total amount or range of charges expected to be recorded in connection with each major type of cost associated with the closure (such as one-time termination benefits, contract termination costs, and other associated costs), (2) the total amount or range of amounts expected to be incurred in connection with the closure, or (3) the amount or range of amounts of the charges that will result in future cash expenditures. The Company will file an amended Current Report on Form 8-K within four business days after it makes a determination of an estimate or range of estimates.

Item 7.01	Regulation FD Disclosure.

On May 31, 2023, the Company issued a press release announcing the planned closure of the Ober-Schmitten, Germany facility. A copy of the press release issued by the Company is furnished herewith as Exhibit 99.1.

Caution Concerning Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K release that pertain to future expectations, beliefs, goals, plans, or prospects constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The Company uses words such as “anticipates”, “believes”, “expects”, “future”, “intends”, “plans”, “targets”, and similar expressions to identify forward-looking statements. Any such statements are based on the Company’s current expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors that could cause future results to differ materially from those expressed in the forward-looking statements. In light of these risks, uncertainties and other factors, the forward-looking matters discussed in this Current Report on Form 8-K may not occur and readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date of this Current Report on Form 8-K and the Company undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this Current Report on Form 8-K. More information about these factors is contained in the Company’s filings with the SEC, which are available at the SEC’s website at www.sec.gov.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following Exhibits are being filed herewith as part of this Current Report on Form 8-K.

Exhibit number	Description
99.1	Press Release issued May 31, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glatfelter Corporation

May 31, 2023	By:	/s/ Jill L. Urey

Name: Jill L. Urey
Title: Vice President, Chief Legal & Compliance Officer and Corporate Secretary